Exhibit 99.1

VINCE HOLDING CORP. ANNOUNCES CLOSING OF TRANSACTION AND ENTRY INTO TRANSFORMATIVE STRATEGIC PARTNERSHIP WITH AUTHENTIC BRANDS GROUP

(NEW YORK, New York) – May 25, 2023 – Vince Holding Corp., (NYSE: VNCE) (“VNCE” or the “Company”), a global contemporary retailer, today announced that it has completed the previously announced transaction (“Authentic Transaction”) with Authentic Brands Group (“Authentic”), a global brand development, marketing and entertainment platform. As part of the transaction, VNCE and Authentic have entered a strategic arrangement whereby VNCE has contributed its intellectual property to a newly formed Authentic subsidiary (“ABG Vince”) for total consideration to Vince of $76.5 million in cash from Authentic and 25% membership interest in ABG Vince. Authentic owns the majority stake of 75% membership interest in ABG Vince.

“We are pleased to have successfully closed this transaction with Authentic marking a transformative milestone for Vince,” said Jack Schwefel, Chief Executive Officer of VNCE. “With the proceeds from this transaction, we strengthened our financial foundation by repaying in full the outstanding balance of $27.7 million under our Term Loan Credit Facility as well as a portion of the outstanding borrowings under our Revolving Credit Facility. With a stronger balance sheet in place, we are now better positioned to enhance our focus on driving margin expansion and executing against our strategic growth initiatives.”

"We are thrilled to officially welcome Vince into the Authentic fold. Together with the visionary expertise of the Vince team, we are poised for the brand's category and global expansion," said Jamie Salter, Founder, Chairman and CEO of Authentic. "We look forward to engaging with new brand fans as we capture audiences, broaden the brand’s range and enter this next phase of Vince’s growth.”

In connection with the Authentic Transaction, VNCE has entered into an exclusive, long-term license agreement (the “License Agreement”) with Authentic for usage of the contributed intellectual property for VNCE’s existing business in a manner consistent with the Company’s current wholesale, retail and e-commerce operations. The License Agreement contains an initial ten-year term and eight ten-year renewal options allowing VNCE to renew the agreement.

Concurrent with the close of the Authentic Transaction, the amendment that VNCE previously entered into with its ABL facility has become effective. The amendment adjusts the initial commitment level commensurate with the net proceeds after transaction related fees and the debt pay down, and revised the maturity date to June 30, 2024, among other things.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 49 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

ABOUT AUTHENTIC BRANDS GROUP

Authentic Brands Group (Authentic) is a global brand development, marketing and entertainment platform, which owns a portfolio of more than 40 iconic and world-renowned Lifestyle, Entertainment and Media brands. Headquartered in New York City, with offices around the world, Authentic connects strong brands with best-in-class partners and a global network of operators, distributors and retailers to build long-term value in the marketplace. Its brands generate approximately $25 billion in global annual retail sales and have an expansive retail footprint in more than 150 countries, including 10,800-plus freestanding stores and shop-in-shops and 380,000 points of sale.

Authentic is committed to transforming brands by delivering powerful storytelling, compelling content, innovative business models and immersive experiences. It creates and activates original marketing strategies to drive the success of its brands across all consumer touchpoints, platforms and emerging media. Authentic’s brand portfolio includes Marilyn Monroe®, Elvis Presley®, Muhammad Ali®, Shaquille O’Neal®, David Beckham®, Dr. J®, Greg Norman®, Neil Lane®, Thalia®, Sports Illustrated®, Reebok®, Brooks Brothers®, Barneys New York®, Judith Leiber®, Ted Baker®, Vince®, Hervé Léger®, Hickey Freeman®, Frye®, Nautica®, Juicy Couture®, Vince Camuto®, Lucky Brand®, Aéropostale®, Forever 21®, Nine West®, Eddie Bauer®, Spyder®, Volcom®, Shark®, Tretorn®, Prince®, Airwalk®, Izod®, Jones New York®, Van Heusen®, Hart Schaffner Marx®, Arrow® and Thomasville®.

For more information, visit authentic.com.

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Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about possible or assumed future results of operations of the Company, the expected completion and timing of the ABG Transaction and other information relating to the ABG Transaction and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to realize the benefits of our strategic initiatives; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations and liquidity; general economic conditions; the execution and management of our international expansion; our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; further impairment of our goodwill and indefinite-lived intangible assets; the execution and management of our retail store growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; the loss of certain of our wholesale partners; our ability to successfully implement the wind down of the Rebecca Taylor business; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to keep a strong brand image; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law

Investor Relations Contact :

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com